UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2012

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Reynolds American Inc., referred to as RAI, was held on May 3, 2012, in Winston-Salem, North Carolina. At that meeting, RAI’s shareholders considered and acted upon the following proposals:

Item 1: Election of Directors.

(a)	By the vote reflected below, RAI’s shareholders elected the following five individuals as Class II directors:

	For	Withheld	Broker Non-Votes
John P. Daly	417,336,129	13,894,152	44,929,816
Holly K. Koeppel	427,025,771	4,204,510	44,929,816
H.G.L. (Hugo) Powell	382,554,524	48,675,757	44,929,816
Richard E. Thornburgh	428,490,553	2,739,728	44,929,816
Thomas C. Wajnert	427,427,839	3,802,442	44,929,816

(b)	By the vote reflected below, RAI’s shareholders elected the following individual as a Class I director:

	For	Withheld	Broker Non-Votes
H. Richard Kahler	385,582,591	45,647,690	44,929,816

Item 2: Advisory Vote on the Compensation of Named Executive Officers.

By the vote reflected below, RAI’s shareholders approved, on an advisory basis, the compensation of RAI’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
425,241,203	5,322,197	666,881	44,929,816

Item 3: Amendment to the Articles of Incorporation.

By the vote reflected below, RAI’s shareholders approved the amendment to RAI’s Amended and Restated Articles of Incorporation implementing a majority voting standard in uncontested director elections:

For	Against	Abstentions	Broker Non-Votes
429,715,517	1,197,695	317,069	44,929,816

Item 4: Ratification of the Appointment of KPMG LLP as Independent Auditors.

By the vote reflected below, RAI’s shareholders ratified the appointment of KPMG LLP as RAI’s independent auditors for fiscal year 2012:

For	Against	Abstentions
472,601,782	3,283,654	274,661

Item 5: Shareholder Proposal for the Creation of an Ethics Committee to Review Marketing Activities.

By the vote reflected below, RAI’s shareholders defeated the shareholder proposal for the Creation of an Ethics Committee to Review Marketing Activities:

For	Against	Abstentions	Broker Non-Votes
6,455,607	418,455,551	6,319,123	44,929,816

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III

	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: May 7, 2012